UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 27, 2013

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On June 27, 2013, ConAgra Foods, Inc. (the “Company”) issued a press release and posted a question and answer document (“Q&A”) on its website containing information on the Company’s fourth quarter fiscal 2013 financial results. The press release and Q&A are furnished with this Form 8-K as Exhibits 99.1 and 99.2, respectively.

The press release and Q&A include the non-GAAP financial measures of adjusted diluted earnings per share, adjusted diluted earnings per share from continuing operations, adjusted operating profit for the Consumer Foods segment, adjusted operating profit for the Ralcorp segments, adjusted unallocated corporate expense, effective tax rate excluding items impacting comparability and net debt. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. To the extent required, these measures are reconciled in the press release and Q&A to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP. The inability to predict the amount and timing of future items makes a detailed reconciliation of projections of diluted EPS and effective tax rate, adjusted for items impacting comparability, impracticable.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 99.1	Press Release issued June 27, 2013

	Exhibit 99.2	Questions and Answers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: June 27, 2013	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued June 27, 2013

Exhibit 99.2	Questions and Answers